Exhibit 3.34

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Heli-One Leasing Inc.	700338-2

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société
I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw	June 30, 2008 / le 30 juin 2008 Date of Incorporation - Date de constitution
Richard G. Shaw
Director - Directeur

[Canada Logo]

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF	STATUTS CONSTITUTIFS
INCORPORATION
		(SECTION 6)	(ARTICLE 6)

Processing Type - Mode de Traitement: E-Commerce/Commerce-É
1.	Name of Corporation - Dénomination de la société

Heli-One Leasing Inc.

2.	The province or territory in Canada where the registered office is to be situated -
La province ou le territoire au Canada où se situera le siège social

BC

3.	The classes and any maximum number of shares that the corporation is authorized to issue -
Catégories et le nombre maximal d’actions que la société est autorisée à émettre

The annexed schedule is incorporated in this form.
L’annexe ci-jointe fait partie intégrante de la présente formule.

4.	Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s’il y a lieu

The annexed schedule is incorporated in this form.
L’annexe ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on -
Limites imposées à l’activité commerciale de la société, s’il y a lieu

The annexed schedule is incorporated in this form.
L’annexe ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any - Autres dispositions, s’il y a lieu

The annexed schedule is incorporated in this form.
L’annexe ci-jointe fait partie intégrante de la présente formule.

8.	Incorporators - Fondateurs

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature

CHC HELICOPTERS INTERNATIONAL INC.	4740 AGAR DRIVE, RICHMOND, BRITISH COLUMBIA, CANADA, V7B 1A3	MARTIN LOCKYER

[Canada Logo]

Item 3 - Shares / Rubrique 3 - Actions

The Corporation is authorized to issue an unlimited number of Common shares.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holder thereof to vote in all circumstances (other than a separate class vote of the holders of another of shares of the Corporation) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

1. (a) The number of shareholders of the Corporation, exclusive of persons who are employees or former employees of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder; and

(b) The Corporation is prohibited from distributing designated securities (as such term is defined in Multilateral Instrument 45-103 of the British Columbia Securities Commission, as amended from time to time, or any successor legislation thereto in force in the Province of British Columbia (collectively, “MI45-103”)) to any person or company other than those listed in Section 2.1 of MI45-103.

2. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a universality of property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation.

3. The Corporation has a lien on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation.

4. The number of directors of the Corporation within the minimum and maximum numbers of directors provided for in the articles of the Corporation shall be as determined from time to time by resolution of the directors of the Corporation.

5. The directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Corporation, but the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders of the Corporation.